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                                                                    EXHIBIT 99.5

                                    CONSENT

                                       OF

                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Razorfish, Inc.
107 Grand Street, 3rd Floor
New York, NY 10013

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated August 9, 1999, to the Board of Directors of Razorfish, Inc. (the "Company") as Exhibit 99 to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and International Integration, Inc., and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "PROSPECTUS SUMMARY--Fairness Opinions of Financial Advisors," "THE MERGER--Background of the Merger," "THE MERGER--Reasons for the Merger; Recommendations of the Boards" and "THE MERGER--Opinion of Razorfish's Financial Advisor". In giving such consent, we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          Credit Suisse First Boston
                                          Corporation

                                                  /s/ Joseph T. Josephson
                                          By: _________________________________
                                            Name: Joseph T. Josephson
                                            Title:Managing Director

Date: September 9, 1999